Mail to: Secretary of State    For office use only  002
                            Corporations Section               RECEIVED
                          1560 Broadway, Suite 200       1998 FEB 10 PM 4:00
                              Denver, CO 80202            SECRETARY OF STATE
                               (303) 894-2251              STATE OF COLORADO
MUST BE TYPED                Fax (303) 894-2242
FILING FEE: $25.00
MUST SUBMIT TWO COPIES
                             ARTICLES OF AMENDMENT
                                    TO THE
                           ARTICLES OF INCORPORATION
Please include a typed
self-addressed envelope

Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST:   The name of the corporation is   Masadi Resources, Inc.

SECOND: The following amendment to the Articles of Incorporation was adopted December 1, 1997, as prescribed by the Colorado Business Corporation Act, in the manner marked with an X below:

    No shares have been issued or Directors Elected -  Action by lncorporators

    No shares have been issued but Directors Elected - Action by Directors

 X Such amendment was adopted by the board of directors where shares have been issued and shareholder action was not required.

    Such amendment was adopted by a vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.

        Resolved, that the Board of Directors agreed to change the name of the Corporation from Masadi Resources, Inc. to International Beverage Corporation to better reflect the business of the Company.


Third: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:


If these amendments are to have a delayed effective date, please list that date:
                 (Not to exceed ninety (90) days from the date of filing)


                                       Masadi Resources, Inc

                                      By  /s/Michael Abboud
                                       Director and President
                                              Title